SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 25, 2012

Interface, Inc.
(Exact name of registrant as specified in its charter)

Georgia	No. 000-12016	No. 58-1451243
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2859 Paces Ferry Road, Suite 2000
Atlanta, Georgia  30339
(Address of principal executive offices)

Registrant's telephone number, including area code:
(770) 437-6800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

On July 25, 2012, Interface, Inc.’s (the “Company”) subsidiary Interface Americas Holdings, LLC (“Holdings”) and Bentley Prince Street, Inc., a subsidiary of Holdings, entered into a Stock Purchase Agreement (the “Agreement”) with an affiliate (the “Purchaser”) of Dominus Capital, L.P., a private equity investment firm, for the sale of the Company’s Bentley Prince Street business segment.  The aggregate purchase price under the Agreement would be $35.0 million paid in cash at the closing of the transaction, subject to possible working capital and/or other similar adjustments.  The Company expects the closing of the transaction to occur in August of 2012.

The closing of the transaction is subject to the satisfaction of customary closing conditions set forth in the Agreement.  On July 25, 2012, the Company issued a press release announcing the transaction, a copy of which is included as Exhibit 99.1 hereto and hereby incorporated by reference.  Additional information about certain effects of the transaction is provided under Item 2.05 of this Current Report on Form 8-K.

Item 2.02                      Results of Operations and Financial Condition.

On July 25, 2012, the Company issued a press release reporting its financial results for the second quarter of 2012 (the “Earnings Release”).  A copy of the Earnings Release is included as Exhibit 99.2 hereto and hereby incorporated by reference.  The information set forth in this Item 2.02, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 2.05                      Costs Associated with Exit or Disposal Activities.

Based on the value of the consideration the Company expects to receive at the closing of the transaction with the Purchaser described under Item 1.01 of this Current Report on Form 8-K, the purchase price represents a $15-17 million pre-tax discount to the current carrying value of the assets and liabilities being conveyed as a result of the transaction.

The Company also expects to incur certain exit costs and expenses as a result of the transaction.  These amounts, which will be recorded as incurred, are currently expected to be approximately $7–9 million pre-tax.  The Company expects that the processes leading to these costs and expenses will be completed by the end of fiscal 2012.  The following reflects the estimated potential range of amounts, on a pre-tax basis:

Employee-related exit costs $1.0–2.0 million

Estimated costs of professional services and related sales costs$2.0–2.5 million

Contract termination costs $1.0–2.0 million

Other exit costs $2.5–3.0 million

Item 9.01                      Financial Statements and Exhibits.

(d)      Exhibits:
    99.1 Press Release of Interface, Inc., dated July 25, 2012.
   99.2 Press Release of Interface, Inc., dated July 25, 2012, reporting its financial results for the second quarter of 2012 (furnished pursuant to Item 2.02 of this Report).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          /s/ Patrick C. Lynch
                                           Patrick C. Lynch
                                           Senior Vice President

Date:   July 25, 2012

EXHIBIT INDEX

Exhibit Number
99.1	Press Release of Interface, Inc., dated July 25, 2012.
99.2	Press Release of Interface, Inc., dated July 25, 2012, reporting its financial results for the second quarter of 2012 (furnished pursuant to Item 2.02 of this Report).